EXHIBIT 99.1

Main Street Capital Announces Fourth Quarter and Full Year 2007 Financial Results

Provides Second Quarter Dividend Guidance

HOUSTON, March 10, 2008 (PRIME NEWSWIRE) -- Main Street Capital Corporation (Nasdaq:MAIN) ("Main Street") announced today its financial results for the fourth quarter of 2007 and the twelve months ended December 31, 2007. The fourth quarter of 2007 represents the first quarter of financial results for Main Street and its subsidiaries subsequent to its October 2007 initial public offering (the "IPO") and associated formation transactions. In accordance with applicable accounting standards, the financial results for the full year of 2007 are presented as if the IPO and the associated formation transactions had occurred on January 1, 2007. The financial results for all comparative periods prior to and as of December 31, 2006 reflect the combined results of Main Street Mezzanine Fund, LP and its general partner (together, the "Existing Portfolio"), which were acquired as part of the formation transactions in connection with the IPO.

Fourth Quarter 2007 Highlights

 * Total investment income of $3.8 million, representing a 60%
   increase over prior year
 * Net investment income of $2.6 million, representing a 129%
   increase over prior year, or $0.30 per share
 * Net realized income of $4.6 million, representing a 234% increase over prior year, or $0.52 per share
 * Net Asset Value of $115.1 million at December 31, 2007, or $12.85 per share
 * Net increase (decrease) in net assets from operations of $(3.3)
   million compared with $2.7 million in prior year, or $(0.37) per share
 * Paid initial quarterly dividend of $0.33 per share
 * Originated $9.3 million of new investments
 * Realized gain of $2.0 million on an exited investment and $0.3 million in related structuring fees

Fourth Quarter 2007 Operating Results

Total investment income increased 60% to $3.8 million in the fourth quarter of 2007 compared with $2.4 million in the corresponding period of 2006. This comparable period increase was principally attributable to greater interest income on higher levels of average debt investments, interest income earned on the net proceeds from the IPO, and greater fee income recognized from portfolio activity. Total investment income also increased 21% on a sequential basis compared with the third quarter of 2007.

Net investment income increased 129% to $2.6 million, or $0.30 per common share, in the fourth quarter of 2007 compared with $1.2 million in the corresponding period of 2006. This comparable period increase was principally attributable to higher levels of total investment income. Net investment income sequentially increased 51% compared with the third quarter of 2007.

Total operating expenses decreased by 5% in the fourth quarter of 2007 compared with the corresponding period in 2006 due to no management fee expenses being incurred subsequent to the IPO (given Main Street's internally managed operating structure), partially offset by higher levels of general and administrative expenses associated with operating as a publicly traded entity and greater interest expense.

Net realized income increased 234% to $4.6 million, or $0.52 per common share, in the fourth quarter of 2007 compared with $1.4 million in the corresponding period of 2006. This comparable period increase was attributable to both higher levels of net investment income and greater net realized gains from investments. Net realized income sequentially increased 18% compared with the third quarter of 2007.

The net increase (decrease) in net assets resulting from operations was $(3.3) million, or $(0.37) per common share, in the fourth quarter of 2007 compared with $2.7 million in the corresponding period of 2006. The net increase (decrease) in net assets resulting from operations also sequentially decreased compared with $2.7 million for the third quarter of 2007. The net decrease in net assets during the fourth quarter of 2007 was impacted by both a net change in unrealized depreciation from investments recognized during the quarter and deferred income taxes that were recognized during the quarter related to the formation transactions consummated in connection with the IPO.

The $4.6 million net change in unrealized depreciation from investments for the fourth quarter of 2007 was attributable to (i) the accounting reclassification of approximately $2.0 million in previously recognized unrealized appreciation into realized gains during the quarter, (ii) $4.6 million in unrealized depreciation recognized on four portfolio investments, partially offset by $2.4 million in unrealized appreciation from nine portfolio investments, and (iii) $0.4 million in unrealized depreciation attributable to Main Street's investment in its affiliated investment manager.

The $3.3 million in income tax expense recognized in the fourth quarter of 2007 principally consisted of cumulative, non cash deferred taxes related to net unrealized gains for certain portfolio equity investments transferred into Main Street's wholly owned taxable subsidiary in connection with the formation transactions and the IPO. The equity investments that were transferred to the wholly owned taxable subsidiary had historically been made in portfolio companies which were "pass through" entities for tax purposes. Consequently, the transfer of these equity investments into a wholly owned taxable subsidiary was required in order to comply with the "source income" requirements contained in the Regulated Investment Company ("RIC") provisions of Subchapter M of the Internal Revenue Code of 1986. Main Street does not anticipate incurring this level of deferred tax expense in future quarters, given the amount recognized in the fourth quarter represents the cumulative impact of deferred taxes related to net unrealized gains on the equity investments transferred.

Liquidity and Capital Resources

At December 31, 2007, Main Street had approximately $66.0 million of total cash and cash equivalents and idle funds investments. Main Street currently estimates that it will be able to fund its investment activities through 2008 without requiring new debt or equity capital. However, this estimate will be impacted by, among other things, the pace of investment originations and investment redemptions, the level of cash from operations and amount of cash flow from realized gains, and the level of dividends paid net of dividend reinvestment plan participation.

As of December 31, 2007, Main Street had $55.0 million of SBIC debenture leverage outstanding. The SBIC debenture leverage bears an annual weighted average interest rate of 5.8%, payable semiannually, and matures ten years from original issuance. At December 31, 2007, Main Street had a debt to equity ratio of 0.48 to 1.0.

Key Portfolio Statistics (all as of December 31, 2007)(1)

Main Street had debt and equity investments in 27 portfolio companies with the average portfolio investment at cost equaling less than 4% of total portfolio investments and less than 2% of total assets.

Approximately 88% of Main Street's portfolio investments at cost were in the form of secured debt investments, and approximately 93% of Main Street's debt investments were secured by first priority liens on the assets of portfolio companies. The annual weighted average effective yield on the Main Street debt investments held at December 31, 2007 was 14.3%, including amortization of deferred debt origination fees and accretion of original issue discount. Approximately 88% of Main Street's debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our portfolio companies, which we have not independently verified, our portfolio companies had a weighted average net debt (interest-bearing debt less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 3.1 to 1.0 and a total EBITDA to interest expense ratio of approximately 2.4 to 1.0. (2) Excluding all debt that was junior in priority to Main Street's debt position, these ratios were approximately 2.5 to 1.0 and approximately 2.7 to 1.0, respectively.(2)

Main Street had equity ownership in approximately 85% of its portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 24%.

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's portfolio was 2.2. At December 31, 2007, Main Street had one investment that was fully depreciated, as well as one investment on non-accrual status representing 3.1% of total portfolio fair value.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of key portfolio statistics as of December 31, 2007 and September 30, 2007.

Portfolio Activity During the Fourth Quarter of 2007

In November 2007, Main Street provided "one-stop" financing to Hydratec Holdings, LLC in the form of approximately $7.5 million in secured debt and a $1.8 million equity investment, representing a 60% fully diluted equity interest. Hydratec is engaged in the design, sale and installation of agricultural irrigation products and systems throughout California.

In connection with the previously announced sale in October 2007 of All Hose & Specialty, LLC, Main Street recognized a total realized gain of approximately $2.0 million, as well as $0.3 million in related structuring fees. Main Street recognized a cash internal rate of return over the life of its All Hose investment equal to approximately 71%.

Portfolio Activity Subsequent to the Fourth Quarter of 2007

Main Street has completed three investments totaling $16.9 million to date during 2008, which include:

* $13.0 million "one-stop" debt and equity investment in NAPCO Precast, LLC, a leading designer, manufacturer and installer of precast and prestressed concrete products serving the commercial, industrial and high density multi-family segments of the construction industry;

* $3.1 million follow-on debt investment in Technical Innovations, LLC, a designer and manufacturer of manual, semiautomatic, pneumatic and computer controlled machines and tools used primarily by medical device manufacturers to place access holes in catheters; and

* $0.8 million equity investment in Uvalco Supply, LLC, a leading retailer of farm and ranch supplies to ranch owners and farmers, as well as a leading provider of design, fabrication and erection services for metal buildings throughout South Texas.

Forward Dividend Guidance / Dividend Activity

In November 2007, Main Street declared and paid its initial quarterly dividend of $0.33 per share. Main Street estimates that its 2007 taxable income exceeded the amount paid in the initial quarterly dividend by $1.4 million. Main Street has carried over this undistributed 2007 taxable income, net of a 4% excise tax, into 2008 to be applied to the payment of 2008 dividends.

In February 2008, Main Street declared its second quarterly dividend of $0.34 per share, which will be paid on March 21, 2008 to stockholders of record on February 15, 2008. This quarterly dividend represents a 3.0% sequential increase from the initial quarterly dividend declared in November 2007.

Main Street anticipates declaring its next quarterly dividend during the second quarter of 2008 and currently estimates that the next quarterly dividend will be in the $0.34 to $0.35 range. This projected dividend range is based upon Main Street's current estimate of taxable income and anticipated portfolio activity.

Fourth Quarter 2007 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Tuesday, March 11, 2008 at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year 2007 financial results.

Dialing (303) 262-2140 or (800) 218-0713 and requesting the Main Street Capital conference call at least 10 minutes prior to the start time can access the conference call. The conference call can also be accessed via a webcast by logging into the investor relations section of the Main Street web site at www.mainstcapital.com.

A telephonic replay of the conference call will be available through March 18, 2008 and may be accessed by dialing (303) 590-3000 and using the passcode 11109189#. An audio archive will also be available on the investor relations section of the Main Street web site at www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Main Street Form 10-K to be filed with the Securities and Exchange Commission (www.sec.gov).

(1) All key portfolio statistics are calculated exclusive of Main Street's portfolio investment in Main Street Capital Partners, LLC, the wholly-owned investment manager, and exclusive of any short-term idle fund investments.

(2) For purposes of calculating these ratios, one portfolio company with significant cash in excess of its outstanding debt and one development stage portfolio company with a net debt to EBITDA ratio that exceeds 15.0 to 1.0 have both been excluded.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies. Main Street's investments are generally made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one stop" financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to: our estimate of 2007 taxable income in excess of our initial quarterly dividend; our intention to carry over any undistributed 2007 taxable income for distribution to shareholders in 2008; our estimate regarding the ability to fund investment activities during 2008; our expectations regarding future deferred tax expenses; and our estimate of the range for the next quarterly dividend. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Special Note Regarding Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

                   MAIN STREET CAPITAL CORPORATION
                            Balance Sheets

                                                  December 31,
                                              2007           2006
                                          (Consolidated)   (Combined)
                                          -------------  -------------
                                           (unaudited)
               ASSETS

 Portfolio investments at fair value:
  Control investments (cost: $44,169,430
   and $33,312,337 as of December 31,
   2007 and 2006, respectively)           $  49,161,951  $  42,429,000
  Affiliate investments (cost:
   $34,211,440 and $24,328,596 as of
   December 31, 2007 and 2006,
   respectively)                             37,412,907     28,822,245
  Non-Control/Non-Affiliate investments
   (cost: $3,465,591 and $4,983,015 as of
   December 31, 2007 and 2006,
   respectively)                              3,825,591      4,958,183

  Investment in affiliated Investment
   Manager (cost: $18,000,000)               17,625,000             --
                                          -------------  -------------

   Total portfolio investments (cost:
    $99,846,461 and $62,623,948 as of
    December 31, 2007 and 2006,
    respectively)                           108,025,449     76,209,428

 Accumulated unearned income                 (2,375,035)    (2,498,427)
                                          -------------  -------------
 Total portfolio investments net of
  accumulated unearned income               105,650,414     73,711,001
 Idle funds investments                      24,063,261             --
 Cash and cash equivalents                   41,889,324     13,768,719
 Other assets                                 1,574,888        630,058
 Deferred financing costs (net of
  accumulated amortization of $529,952 and
  $343,846 as of December 31, 2007 and
  2006, respectively)                         1,670,135      1,333,654
                                          -------------  -------------

   Total assets                           $ 174,848,022  $  89,443,432
                                          =============  =============

              LIABILITIES

 SBIC debentures                          $  55,000,000  $  45,100,000
 Deferred tax liability                       3,025,672             --
 Interest payable                             1,062,672        854,941
 Accounts payable and other liabilities         610,470        215,960
                                          -------------  -------------

   Total  liabilities                        59,698,814     46,170,901
 Commitments and contingencies                       --             --

              NET ASSETS

 Common stock, $0.01 par value per share
  (150,000,000 shares authorized,
  8,959,718 shares issued and outstanding
  as of December 31, 2007)                       89,597             --
 Additional paid in capital                 104,076,033             --
 Undistributed net realized income            6,067,131             --
 Net unrealized appreciation from
  investments, net of income taxes            4,916,447             --
 Members' equity (General Partner)                   --      3,849,796
 Limited Partners' capital                           --     39,422,735
                                          -------------  -------------

   Total net assets                         115,149,208     43,272,531
                                          -------------  -------------

   Total liabilities and net assets       $ 174,848,022  $  89,443,432
                                          =============  =============

 Net asset value per share                $       12.85            N/A
                                          =============  =============

                   MAIN STREET CAPITAL CORPORATION
                       Statements of Operations

                For the Three Months Ended      For the Years Ended
                       December 31,                 December 31,
                --------------------------  --------------------------
                   2007           2006         2007 (a)       2006
               (Consolidated)  (Combined)  (Consolidated)  (Combined)
                ------------  ------------  ------------  ------------
                        unaudited            unaudited

 INVESTMENT
  INCOME:
  Interest, fee
   and dividend
   income:
   Control
    investments $  1,492,161  $    679,860  $  5,201,382  $  4,295,354
   Affiliate
    investments    1,519,477     1,301,897     5,390,655     3,573,570
   Non-Control/
    Non-Affiliate
     investments     151,549       202,556       720,076     1,144,213
                ------------  ------------  ------------  ------------
  Total
   interest, fee
   and dividend
   income          3,163,187     2,184,313    11,312,113     9,013,137
  Interest from
   idle funds
   and other         629,547       183,260     1,162,865       748,670
                ------------  ------------  ------------  ------------

    Total
     investment
     income        3,792,734     2,367,573    12,474,978     9,761,807
                ------------  ------------  ------------  ------------

 EXPENSES:
  Management
   fees to
   affiliate              --      (487,979)   (1,499,937)   (1,942,032)
  Interest          (849,298)     (684,173)   (3,245,839)   (2,717,236)
  General and
   administrative   (307,957)      (42,324)     (512,253)     (197,979)
  Professional
   costs related
   to initial
   public
   offering               --            --      (695,250)           --
                ------------  ------------  ------------  ------------

    Total
     expenses     (1,157,255)   (1,214,476)   (5,953,279)   (4,857,247)
                ------------  ------------  ------------  ------------

 NET INVESTMENT
  INCOME           2,635,479     1,153,097     6,521,699     4,904,560
                ------------  ------------  ------------  ------------

 NET REALIZED
  GAIN (LOSS)
  FROM
  INVESTMENTS:
  Control
   investments            --    (1,068,918)    1,802,713      (805,469)
  Affiliate
   investments     1,950,521            --     3,160,034     1,940,794
  Non-Control/
   Non-Affiliate
   investments            --     1,289,120      (270,538)    1,294,598
                ------------  ------------  ------------  ------------
    Total net
     realized
     gain (loss)
     from
     investments   1,950,521       220,202     4,692,209     2,429,923
                ------------  ------------  ------------  ------------

 NET REALIZED
  INCOME           4,586,000     1,373,299    11,213,908     7,334,483
                ------------  ------------  ------------  ------------

 NET CHANGE IN
  UNREALIZED
  APPRECIATION
  (DEPRECIATION)
  FROM
  INVESTMENTS:
  Control
   investments    (1,068,142)     (111,904)   (3,075,392)    6,631,698
  Affiliate
   investments    (3,154,755)    2,567,822    (2,340,933)    2,831,649
  Non-Control/
   Non-Affiliate
    investments           --    (1,138,331)      384,832      (974,833)
  Investment in
   affiliated
   Investment
   Manager          (375,000)           --      (375,000)           --
                ------------  ------------  ------------  ------------
    Total net
     change in
     unrealized
     appreciation
     (depreciation)
     from
     investments  (4,597,897)    1,317,587    (5,406,493)    8,488,514
                ------------  ------------  ------------  ------------

  Income tax
   provision      (3,262,539)           --    (3,262,539)           --
                ------------  ------------  ------------  ------------

 NET INCREASE
  (DECREASE) IN
  NET ASSETS
  RESULTING FROM
  OPERATIONS    $ (3,274,436) $  2,690,886  $  2,544,876  $ 15,822,997
                ============  ============  ============  ============

 NET INVESTMENT
  INCOME PER
  COMMON SHARE-
  BASIC AND
  DILUTED       $       0.30           N/A  $       0.76           N/A
                ============                ============

 NET REALIZED
  INCOME PER
  COMMON SHARE-
  BASIC AND
  DILUTED       $       0.52           N/A  $       1.31           N/A
                ============                ============

 DIVIDENDS/
  DISTRIBUTIONS
  PER COMMON
  SHARE         $       0.33           N/A  $       1.10           N/A
                ============                ============

 NET INCREASE
  (DECREASE) IN
  NET ASSETS
  RESULTING FROM
  OPERATIONS PER
  COMMON SHARE-
  BASIC AND
  DILUTED       $      (0.37)          N/A  $       0.30           N/A
                ============                ============

 WEIGHTED
  AVERAGE SHARES
  OF COMMON
  STOCK
  OUTSTANDING-
  BASIC AND
  DILUTED          8,768,636           N/A     8,587,701           N/A
                ============                ============

 (a) The year ended December 31, 2007 operating results include professional costs related to the initial public offering. These costs were 26% of operating expenses for the year.

                    MAIN STREET CAPITAL CORPORATION
                       Key Portfolio Statistics
                              unaudited

                                              As of         As of
                                           December 31,  September 30,
                                               2007          2007
                                           ------------  -------------

 Number of portfolio companies                   27            27

 DEBT PORTFOLIO STATISTICS:

 % of total portfolio as secured                88%           89%
   debt (at cost)

 % of debt portfolio as first lien              93%           93%
   debt (at cost)

 Weighted average effective yield(1)           14.3%         14.7%

 PORTFOLIO COMPANY CREDIT STATISTICS:

 Total net debt to EBITDA(2)                3.1 to 1.0    3.2 to 1.0

 Total EBITDA to interest expense(2)        2.4 to 1.0    2.2 to 1.0

 Net debt to EBITDA - excluding
  debt junior to Main Street(2)             2.5 to 1.0    2.6 to 1.0

 EBITDA to interest expense - excluding
  debt junior to Main Street(2)             2.7 to 1.0    2.5 to 1.0

 EQUITY PORTFOLIO STATISTICS:

 % of portfolio with equity ownership           85%           85%

 Average equity ownership (fully diluted)       24%           22%

 PORTFOLIO QUALITY:

 Weighted average investment ranking(3)         2.2           2.2

 % on non-accrual status (at fair value)        3.1%          0.0%

 Notes:
 ------
 (1) Weighted average effective yield is calculated based upon debt investments as of the indicated date and includes amortization of deferred debt fees and accretion of original issue discount.

 (2) The portfolio company credit statistics are presented based upon the total net debt (interest-bearing debt less cash and cash equivalents) and related total interest expense of the portfolio companies, as well as exclusive of the net debt and interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment. In addition, these statistics exclude one portfolio company with significant cash in excess of its outstanding debt and one development stage
     portfolio company with a net debt to EBITDA ratio that exceeds
     15.0 to 1.0.

 (3) Represents the dollar weighted average investment ranking based upon Main Street's internal ranking system with "1" being the highest rated and "5" being the lowest rated.

CONTACT:  Main Street Capital Corporation
          Todd A. Reppert, President and CFO
          713-350-6000
          treppert@mainstreethouston.com

          Dennard Rupp Gray and Easterly, LLC
          Ken Dennard
            713-529-6600
            ksdennard@drg-e.com
          Augustine Okwu
            404-532-0086
            gokwu@drg-e.com